UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2017

Stillwater Mining Company

(Exact name of registrant as specified in its charter)

DE	001-13053	81-0480654
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

26 West Dry Creek Circle, Suite 400, Littleton, Colorado	80120
(Address of principal executive offices)	(Zip Code)

(406) 373-8700

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

1.75% Convertible Senior Notes due 2032 (the “2032 Notes”) – Second Supplemental Indenture

In connection with the closing of the Merger (as defined in Item 2.01 of this Current Report on Form 8-K), Stillwater Mining Company (the “Company”) and Delaware Trust Company, as successor-in-interest to Law Debenture Trust Company of New York (the “Trustee”) entered into a Second Supplemental Indenture, dated as of May 4, 2017 (the “2032 Notes Second Supplemental Indenture”), to the Indenture, dated as of November 29, 2010 (the “2032 Notes Base Indenture”), by and between the Company and the Trustee, as amended and supplemented by that certain First Supplemental Indenture, dated as of October 17, 2012 (the “2032 Notes First Supplemental Indenture” and, together with the 2032 Notes Base Indenture, as amended and supplemented by the 2032 Notes First Supplemental Indenture and the 2032 Notes Second Supplemental Indenture, the “2032 Notes Indenture”) relating to the 2032 Notes.

The 2032 Notes Second Supplemental Indenture provides that, at and after the effective time of the Merger (the “Effective Time”), the right to convert each $1,000 principal amount of 2032 Notes is changed into a right to convert such principal amount of 2032 Notes into, and the consideration due upon conversion of each $1,000 principal amount of 2032 Notes shall be solely, cash in an amount equal to the Applicable Conversion Rate (as defined in the 2032 Notes Indenture), as may be increased by Additional Shares (as defined in the 2032 Notes Indenture) pursuant to Section 10.03 of the 2032 Notes First Supplemental Indenture, in effect on the relevant conversion date, multiplied by the Merger Consideration (as defined in Section 2.01 of this Current Report on Form 8-K).

The foregoing description of the 2032 Notes Second Supplemental Indenture is only a summary and is subject to, and entirely qualified by reference to, the full text of the 2032 Notes Second Supplemental Indenture, a copy of which is attached hereto as Exhibit 4.1 and is incorporated by reference herein.

1.875% Convertible Senior Notes due 2028 (the “2028 Notes”) – First Supplemental Indenture

In connection with the closing of the Merger (as defined in Item 2.01 of this Current Report on Form 8-K), the Company and the Trustee entered into a First Supplemental Indenture, dated as of May 4, 2017 (the “2028 Notes First Supplemental Indenture”), to the Indenture, dated as of March 12, 2008 (the “2028 Notes Base Indenture” and, as amended and supplemented by the First Supplemental Indenture, the “2028 Notes Indenture”), by and between the Company and the Trustee, relating to the 2028 Notes.

The 2028 Notes First Supplemental Indenture provides that, at and after the Effective Time, the right to convert each $1,000 principal amount of 2028 Notes is changed into a right to convert such principal amount of 2028 Notes into, and the consideration due upon conversion of each $1,000 principal amount of 2028 Notes shall be solely, cash in an amount equal to the Conversion Rate (as defined in the 2028 Notes Base Indenture) in effect on the relevant conversion date, multiplied by the Merger Consideration (as defined in Section 2.01 of this Current Report on Form 8-K).

The foregoing description of the 2028 Notes First Supplemental Indenture is only a summary and is subject to, and entirely qualified by reference to, the full text of the 2028 Notes First Supplemental Indenture, a copy of which is attached hereto as Exhibit 4.2 and is incorporated by reference herein).

Item 2.01	Completion of Acquisition or Disposal of Assets.

On May 4, 2017, the Company completed its previously announced merger with Thor Mergco Inc. (“Merger Sub”), an indirect wholly owned subsidiary of Sibanye Gold Limited (“Sibanye”), whereby Merger Sub was merged with and into the Company (the “Merger”), with the Company remaining as the surviving corporation and as a wholly owned subsidiary of Sibanye. At the Effective Time (as defined in Item 1.01 of this Current Report on Form 8-K), and pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 9, 2016, among the Company, Sibanye, Thor US HoldCo Inc. (“US Holdco”) and Merger Sub, each share of common stock of the Company, par value $0.01 per share (the “Shares”) outstanding immediately prior to the Effective Time (other than Shares owned by the Company, Sibanye or their respective subsidiaries or Shares with respect to which appraisal rights were validly exercised and not lost in accordance with Delaware law), was automatically canceled and converted into the right to receive $18.00 per share in cash without interest (the “Merger Consideration”).

Pursuant to the Merger Agreement and in connection with the closing of the Merger, each outstanding Company stock option and restricted stock unit award was immediately vested and converted into the right to receive a cash payment equal to the product of (1) the number of Shares subject to such award and (2) the per share Merger Consideration price (less, in the case of stock options, the exercise price per share), less any applicable taxes.

The description of the Merger contained herein is only a summary, is not complete and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on December 9, 2016, the terms of which are incorporated herein by reference.

The Merger Agreement and the above description have been included to provide investors and security holders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about the Company, Sibanye, US Holdco and Merger Sub or their respective subsidiaries or affiliates or equity holders. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and only as of specific dates, were solely for the benefit of the parties to the Merger Agreement and may be subject to limitations agreed upon by the parties, including by being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. Investors should be aware that the representations, warranties and covenants or any description thereof may not reflect the actual state of facts or condition of the Company, Sibanye, US Holdco and Merger Sub or any of their respective subsidiaries, affiliates or equity holders. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the parties thereto. Accordingly, investors should read the public disclosures of the Company, Sibanye and their respective subsidiaries, including the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”).

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

2032 Notes

As a result of the Merger and pursuant to the 2032 Notes Indenture, subject to certain conditions, each holder of the 2032 Notes has the right (the “Fundamental Change Repurchase Right”), at such holder’s option, to require the Company to repurchase for cash such holder’s 2032 Notes, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000, on the Fundamental Change Repurchase Date, as defined in the 2032 Notes Indenture (the “Fundamental Change Repurchase Date”).

In addition, pursuant to the terms and conditions of the 2032 Notes Indenture, the 2032 Notes are currently convertible at the option of the holders thereof. Holders of 2032 Notes have the right, subject to certain conditions, at such holder’s option, to surrender the 2032 Notes for conversion to Continental Stock Transfer & Trust Company, as conversion agent (the “Conversion Agent”) at any time from and including April 27, 2017, the business day after the Company gave holders notice of the Merger (as defined in Item 2.01 of this Current Report on Form 8-K), until the Fundamental Change Repurchase Date (the “Conversion Period”). If a holder surrenders 2032 Notes for conversion to the Conversion Agent at any time from and including May 4, 2017, the date on which the Make-Whole Fundamental Change occurred, the Business Day immediately prior to the Fundamental Change Purchase Date (such period, the “Make-Whole Conversion Period”), the Company’s conversion obligation with respect to each $1,000 principal amount of 2032 Notes that are converted during the Make-Whole Conversion Period is fixed at an amount in cash equal to the Applicable Conversion Rate of 75.2905 (such Applicable Conversion Rate including additional shares of Company Common Stock as provided in the Indenture) for each $1,000 principal amount of the Notes, multiplied by $18.00 (i.e., the Merger Consideration). If a holder surrenders 2032 Notes for conversion before or after the Make-Whole Conversion Period, but during the Conversion Period, a holder would receive an amount in cash equal to the Applicable Conversion Rate of 62.9664 for each $1,000 principal amount of the 2032 Notes, multiplied by $18.00 (i.e., the Merger Consideration). The Company intends to provide notice to holders regarding the procedures and terms for the repurchase and conversion of the 2032 Notes within 10 business days following the Merger, in accordance with the terms of the 2032 Notes Indenture.

Assuming that each holder exercised the Fundamental Change Repurchase Right, the Company would be obligated to make aggregate payments of approximately $336 million.

Assuming that each holder exercised the conversion right in connection with the Merger during the Make-Whole Conversion Period, the Company would be obligated to make aggregate payments of approximately $454.2 million.

Assuming that each holder exercised the conversion right in connection with the Merger during the Conversion Period but not during the Make-Whole Conversion Period, the Company would be obligated to make aggregate payments of approximately $379.9 million.

The right of holders to convert their 2032 Notes is separate from the Fundamental Change Repurchase Right. Holders may only exercise one of either the Fundamental Change Repurchase Right or the conversion right.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 28, 2017, the Company filed with the SEC an application on Form 25 in order to delist and to deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

On or about May 8, 2017, the Company intends to file with the SEC a Form 15 that requests that the reporting obligations of the Company under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03	Material Modification to Rights of Security Holders.

The information contained in Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

A change of control of the Company occurred on May 4, 2017 upon the filing of the certificate of merger with the Secretary of State of the State of Delaware, at which time Merger Sub merged with and into the Company. As a result of the Merger, the Company became an indirect, wholly owned subsidiary of Sibanye.

The disclosures under Item 2.01 and Item 3.01 above are incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Merger Agreement, at the Effective Time, Richard Stewart and Charl Keyter, the directors of Merger Sub immediately prior to the Effective Time, became the directors of the Company. Accordingly, each of George M. Bee, Michael J. McMullen, Patrice E. Merrin, Lawrence Peter O’Hagan, Michael S. Parrett, Brian D. Schweitzer and Gary A. Sugar ceased serving as members of the Company’s board of directors as of the Effective Time. In accordance with the terms of the Merger Agreement, at the Effective Time, the officers of the Company immediately prior to the Effective Time continued to serve as officers of the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

At the Effective Time on May 4, 2017 and pursuant to the Merger Agreement, (i) the certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, became the Amended and Restated Certificate of Incorporation of the Company (the “Amended and Restated Certificate of Incorporation”), as the surviving corporation in the Merger; and (ii) the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, became the Amended and Restated Bylaws of the Company (the “Amended and Restated Bylaws”), as the surviving corporation in the Merger, except that, in each case, references to the name of Merger Sub have been replaced with references to the name of the Company.

The foregoing descriptions of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws are not complete and are subject to and qualified in their entirety by reference to the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws, copies of which are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit 2.1	Agreement and Plan of Merger, dated as of December 9, 2016, by and among Stillwater Mining Company, Sibanye Gold Limited, Thor US HoldCo Inc. and Thor Mergco Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on December 9, 2016)

Exhibit 3.1	Amended and Restated Certificate of Incorporation of Stillwater Mining Company*

Exhibit 3.2	Amended and Restated Bylaws of Stillwater Mining Company*

Exhibit 4.1	Second Supplemental Indenture, dated May 4, 2017, by and between Stillwater Mining Company and Delaware Trust Company, as successor-in-interest to Law Debenture Trust Company of New York, as trustee*

Exhibit 4.2	First Supplemental Indenture, dated May 4, 2017, by and between Stillwater Mining Company and Delaware Trust Company, as successor-in-interest to Law Debenture Trust Company of New York, as trustee*

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 4, 2017	STILLWATER MINING COMPANY

	By:	/s/ Christopher M. Bateman
Christopher M. Bateman
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of December 9, 2016, by and among Stillwater Mining Company, Sibanye Gold Limited, Thor US HoldCo Inc. and Thor Mergco Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on December 9, 2016)

3.1	Amended and Restated Certificate of Incorporation of Stillwater Mining Company*

3.2	Amended and Restated Bylaws of Stillwater Mining Company*

4.1	Second Supplemental Indenture, dated May 4, 2017, by and between Stillwater Mining Company and Law Debenture Trust Company of New York, as trustee*

4.2	First Supplemental Indenture, dated May 4, 2017, by and between Stillwater Mining Company and Delaware Trust Company, as successor-in-interest to Law Debenture Trust Company of New York, as trustee*

*	Filed herewith.